EXHIBIT 10.1

PROMISSORY NOTE

$200,000.00

Date: December 10, 2001

For value received, the undersigned Michael Gorman and John Gorman filing on behalf of Nadin Company (collectively the “Promisor”) each as principal, jointly and severally, promise to pay to the order of Whitewing Labs, Inc. (the “Payee”), at 15455 San Fernando Mission Blvd., Mission Hills, CA 91345-1300, (or at such other place as the Payee may designate in writing) the sum of $200,000.00 with interest from December 10, 2001, on the unpaid principal at the rate of 5.00 percent annually.

The unpaid principal and accrued interest shall be payable in monthly installments of $5,994.18, beginning on January 10, 2002, and continuing until December 10, 2004, (the “Due Date”), at which time the remaining unpaid principal and interest shall be due in full. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any installment is not paid when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secured by a purchase money security interest, dated December 10, 2001. The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee’s option.

This Note shall be construed in accordance with the laws of the State of California.

Signed this 10th day of December 2001 at

Michael Gorman

By:	/s/ Michael Gorman	12-10-01

Michael Gorman

John Gorman

By:	/s/ John Gorman	12-10-01

John Gorman

Nadin Company

By:	/s/ John Gorman	12-10-01